UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 29, 2008

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52697 (Commission File No.)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900

Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On August 29, 2008, Xplore Technologies Corp. (the “Company”), through its wholly owned subsidiary Xplore Technologies Corporation of America, a Delaware corporation (“Borrower”), executed the seventh amendment (the “Seventh Amendment”) to the Loan and Security Agreement dated as of September 15, 2005, as amended, by and between the Borrower and Silicon Valley Bank (“SVB”).

The Seventh Amendment amended the Minimum Tangible Net Worth of the Borrower to provide that the Minimum Tangible Net Worth shall not be less than Seven Hundred Fifty Thousand Dollars ($750,000) for the measuring periods ending August 31, 2008 and September 30, 2008. Thereafter, the Borrower and SVB have agreed to reset the minimum Tangible Net Worth covenant, effective beginning with the measuring period ending October 31, 2008. The Borrower and SVB also amended the Subordinated Debt requirement to provide that the Borrower must receive (a) at least One Million Dollars ($1,000,000) in proceeds from the issuance of Subordinated Debt no later than September 5, 2008, and (b) at least Two Million Dollars ($2,000,000) (exclusive of the One Million Dollars ($1,000,000) required in clause (a) above) in proceeds from the issuance of Subordinated Debt no later than September 30, 2008.

 In addition, in the Seventh Amendment, the Bank waived the Borrower’s compliance with the minimum tangible net worth covenant requiring the Borrower to maintain a minimum tangible net worth of at least $3,750,000 for the measuring period ending July 31, 2008.

The Seventh Amendment is filed herewith as Exhibit 10.1.  The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the description of the Seventh Amendment in Item 1.01 hereof which is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1            Seventh Amendment dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2008	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                                    Seventh Amendment to the Loan Agreement dated August 29, 2008.